Exhibit 99.1

Fortune Brands Delivers Strong Sales and Profit Growth in 2Q 2021; Company Further Increases 2021 Annual Outlook Based on Continued Expected Outperformance in a Strong Housing Market

Highlights from operations:

  2Q 2021 sales increased 41 percent to $1.9 billion year-over-year
  2Q 2021 earnings per share (EPS) increased 87 percent to $1.55 per share versus the prior-year-quarter; EPS before charges / gains increased 66 percent year-over-year to $1.56
  Strong operational performance produced margin expansion sequentially and versus a year ago
  Company increases 2021 full year financial outlook on continued share gains in a strong demand environment

DEERFIELD, Ill.--(BUSINESS WIRE)--July 28, 2021--Fortune Brands Home & Security, Inc. (NYSE: FBHS, the “Company”, or “Fortune Brands”), an industry-leading home and security products company, today announced second quarter 2021 results.

“Our exceptional top and bottom-line results were once again driven by our teams’ outperformance,” said Nicholas Fink, chief executive officer, Fortune Brands. “We continue to delight consumers, serve our customers, and are being rewarded with above-market growth. We delivered share gains and increased profitability, both sequentially and year-over-year. Our Fortune Brands Advantage initiatives are working to offset inflation and supply chain headwinds while also delivering incremental investment funds to support our most critical growth priorities. Long-term fundamentals are solidly intact as the industry works to address years of underbuilding in our key U.S. market. Our execution in this strong housing market has enabled us to raise our outlook for the year. While inflation and supply chain headwinds will persist through the second half of the year, we are on track to deliver on our growth and margin objectives. We remain focused on our strategic priorities and intend to continue to outperform in any environment.”

Second Quarter 2021

For the second quarter of 2021, sales were $1.9 billion, an increase of 41 percent over the second quarter of 2020. Earnings per share were $1.55, compared to $0.83 in the prior-year quarter. EPS before charges / gains were $1.56, compared to $0.94 in the prior-year quarter, an increase of 66 percent. Operating income was $294.9 million, compared to $173.0 million in the prior-year quarter. Operating income before charges / gains was $297.5 million, compared to $196.7 million in the prior-year quarter, up 51 percent. Operating margin was 15.2 percent, compared to 12.6 percent in the second quarter of 2020. Operating margin before charges / gains was 15.4 percent, up 110 basis points over the second quarter of 2020.

For each segment in the second quarter of 2021, compared to the prior-year quarter:

  Plumbing sales increased approximately 38 percent, or 33 percent excluding FX, the result of strong performance across the business. Operating margin before charges / gains was especially strong at 24.3 percent.
  Outdoors & Security sales increased approximately 61 percent, driven by the addition of LARSON and double-digit sales growth of composite decking, doors, and security. Excluding LARSON, organic sales increased 26 percent. Operating margin before charges / gains was 14.7 percent, an increase of 30 basis points.
  Cabinet sales increased 31 percent, driven by strong growth across all price points. Operating margin before charges / gains was 10.9 percent, an increase of 270 basis points versus the prior year.

Balance Sheet, Liquidity and Share Repurchase Authorization

At the end of the quarter, net debt was $2.1 billion and net debt to EBITDA was 1.7x. The Company had $460 million in cash and $430 million of availability under its revolving credit facility.

Year-to-date through June 30, 2021, the Company has purchased $156 million of its shares outstanding.

On July 26, 2021, the Company announced that its Board of Directors authorized the further repurchase of up to $400 million of shares of the Company’s common stock over the next two years on the open market or in privately negotiated transactions in accordance with applicable securities laws.

Update to Annual Outlook for 2021

The Company expects to continue outperforming a fundamentally strong housing market. The Company now anticipates delivering full-year sales growth in the range of 23 percent to 25 percent, or 16 percent to 18 percent excluding the LARSON acquisition. This reflects the Company’s revised assumptions of a global home products market now expanding by 10 percent to 12 percent, including growth in the U.S. home products market of approximately 11 percent to 13 percent.

The Company now expects EPS before charges / gains for the full year to be in the range of $5.65 to $5.85, representing an increase at the midpoint of 37 percent versus a year ago.

For 2021, the Company expects to generate free cash flow of approximately $675 to $725 million.

“The market for our brands remains very strong,” said Patrick Hallinan, chief financial officer, Fortune Brands. “We have increased our market forecast and coupled with our excellent execution in a challenging external environment, we are again raising our 2021 financial outlook. We are solidly on track to deliver our 2021 and longer-term financial objectives, while continuing to invest for growth. Further, we are also positioned to deploy capital to increase stakeholder value.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, IL., is a Fortune 500 company, part of the S&P 500 Index and a leader in the home products industry. With trusted brands and market leadership positions in each of its three operating segments, Plumbing, Outdoors & Security, and Cabinets, Fortune Brands’ 27,500 associates work with a purpose to fulfill the dreams of home.

The Company’s growing portfolio of complementary businesses and innovative brands include Moen and the House of Rohl within the Global Plumbing Group; outdoor living and security products from Therma-Tru, LARSON, Fiberon, Master Lock and SentrySafe; and MasterBrand Cabinets’ wide-ranging offerings from Mantra, Diamond, Omega and many more. Visit www.FBHS.com to learn more about FBHS, its brands and how the Company is accelerating its environmental, social and governance (ESG) commitments.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding general business strategies, market potential, future financial performance, the potential of our brands and the housing market, and other matters. Statements preceded by, followed by or that otherwise include the words “believes”, “positioned”, “expects”, “estimates”, “plans”, “look to”, “outlook”, “intend”, and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the Company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the Company’s business, operations and employees and the other factors discussed in our securities filings, including in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges / gains, operating income before charges / gains, net sales excluding impact of FX, net sales excluding LARSON net sales, operating margin before charges / gains, EBITDA before charges / gains, net debt, net debt to EBITDA before charges / gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

Source: Fortune Brands Home & Security, Inc.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	% Change		2021	2020	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Plumbing	$ 694.6	$ 504.8	38	Plumbing	$ 1,316.2	$ 973.8	35
Outdoors & Security	535.5	332.3	61	Outdoors & Security	997.0	646.0	54
Cabinets	706.0	538.7	31	Cabinets	1,393.9	1,158.7	20
Total Net Sales	$ 1,936.1	$ 1,375.8	41	Total Net Sales	$ 3,707.1	$ 2,778.5	33

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended June 30,				Three Months Ended June 30,
Operating Income (Loss) Before Charges/Gains (a)	2021	2020	% Change	Operating Income (Loss)	2021	2020	% Change
Plumbing	$ 169.0	$ 123.5	37	Plumbing	$ 168.9	$ 109.5	54
Outdoors & Security	78.5	48.0	64	Outdoors & Security	78.5	45.2	74
Cabinets	76.9	44.2	74	Cabinets	74.4	37.3	99
Corporate expenses	(26.9)	(19.0)	(42)	Corporate expenses	(26.9)	(19.0)	(42)

Total Operating Income Before Charges/Gains	$ 297.5	$ 196.7	51	Total Operating Income (GAAP)	$ 294.9	$ 173.0	70

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$ 1.56	$ 0.94	66	Diluted EPS	$ 1.55	$ 0.83	87

EBITDA Before Charges/Gains (c)	$ 344.1	$ 235.4	46	Net Income (GAAP)	$ 217.2	$ 116.2	87

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Six Months Ended June 30,				Six Months Ended June 30,
Operating Income (loss) Before Charges/Gains (a)	2021	2020	% Change	Operating Income (loss)	2021	2020	% Change
Plumbing	$ 318.4	$ 227.9	40	Plumbing	$ 316.8	$ 214.0	48
Outdoors & Security	140.8	80.6	75	Outdoors & Security	131.3	76.7	71
Cabinets	151.4	99.9	52	Cabinets	147.0	81.0	81
Corporate expenses	(51.3)	(41.9)	(22)	Corporate expenses	(51.8)	(43.7)	(19)

Total Operating Income Before Charges/Gains	$ 559.3	$ 366.5	53	Total Operating Income (GAAP)	$ 543.3	$ 328.0	66

Earnings Per Share Before Charges/Gains (b)				Diluted EPS (GAAP)
Diluted	$ 2.92	$ 1.75	67	Diluted EPS	$ 2.81	$ 1.61	75

EBITDA Before Charges/Gains (c)	$ 653.2	$ 442.5	48	Net Income (GAAP)	$ 395.0	$ 225.0	76

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)
(In millions)
(Unaudited)

	June 30,	December 31,
	2021	2020

Assets
Current assets
Cash and cash equivalents	$460.0	$419.1
Accounts receivable, net	844.6	734.9
Inventories	1,046.8	867.2
Other current assets	197.5	187.3
Total current assets	2,548.9	2,208.5

Property, plant and equipment, net	918.2	917.4
Goodwill	2,470.6	2,394.8
Other intangible assets, net of accumulated amortization	1,420.6	1,420.3
Other assets	337.7	417.7
Total assets	$7,696.0	$7,358.7

Liabilities and equity
Current liabilities
Accounts payable	697.5	620.5
Other current liabilities	667.2	724.6
Total current liabilities	1,364.7	1,345.1

Long-term debt	2,608.3	2,572.2
Deferred income taxes	171.9	160.5
Other non-current liabilities	507.6	505.4
Total liabilities	4,652.5	4,583.2

Stockholders' equity	3,043.5	2,775.5
Total equity	3,043.5	2,775.5
Total liabilities and equity	$7,696.0	$7,358.7

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net income	$ 395.0	$ 225.0
Depreciation and amortization	95.2	77.6
Non-cash lease expense	20.9	16.7
Deferred taxes	7.1	(11.8)
Equity in losses of affiliate	-	2.3
Loss (gain) on equity investments	2.9	(6.6)
Asset impairment charges	-	22.5
Other non-cash items	27.7	18.3
Changes in assets and liabilities, net	(286.1)	(83.5)
Net cash provided by operating activities	$ 262.7	$ 260.5

Investing activities
Capital expenditures	$ (65.8)	$ (42.3)
Proceeds from the disposition of assets	1.7	1.5
Cost of acquisitions, net of cash acquired	5.2	-
Cost of investments in equity securities	-	(59.4)
Net cash used in investing activities	$ (58.9)	$ (100.2)

Financing activities
Increase in debt, net	$ 35.0	$ 60.0
Proceeds from the exercise of stock options	32.1	24.1
Treasury stock purchases	(156.0)	(150.0)
Dividends to stockholders	(72.0)	(66.6)
All other	(8.5)	(9.7)
Net cash used in financing activities	$ (169.4)	$ (142.2)

Effect of foreign exchange rate changes on cash	5.9	(8.0)

Net increase in cash and cash equivalents	$ 40.3	$ 10.1
Cash, cash equivalents and restricted cash* at beginning of period	425.0	394.9
Cash, cash equivalents and restricted cash* at end of period	$ 465.3	$ 405.0

FREE CASH FLOW	Six Months Ended June 30,		2021 Full Year
	2021	2020	Approximation

Free cash flow**	$ 230.7	$ 243.8	$ 675.0 - 725.0
Add:
Capital expenditures	65.8	42.3	210.0 - 250.0
Less:
Proceeds from the disposition of assets	1.7	1.5	1.7 - 5.0
Proceeds from the exercise of stock options	32.1	24.1	40.0 - 45.0

Cash flow from operations (GAAP)	$ 262.7	$ 260.5	$ 843.3 - 925.0

*Restricted cash of $1.4 million and $3.9 million is included in Other current assets and Other assets, respectively, as of June 30, 2021. Restricted cash of $1.0 million and $5.6 million is included in Other current assets and Other assets, respectively, as of June 30, 2020.

** Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the disposition of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change

Net Sales	$ 1,936.1	$ 1,375.8	41	$ 3,707.1	$ 2,778.5	33

Cost of products sold	1,230.3	892.9	38	2,357.2	1,802.4	31

Selling, general
and administrative expenses	394.6	276.2	43	766.1	590.1	30

Amortization of intangible assets	16.0	10.3	55	32.6	20.6	58

Asset impairment charges	-	13.0	(100)	-	22.5	(100)

Restructuring charges	0.3	10.4	(97)	7.9	14.9	(47)

Operating income	294.9	173.0	70	543.3	328.0	66

Interest expense	21.2	22.2	(5)	42.6	44.3	(4)

Other expense (income), net	(1.3)	(5.2)	75	2.0	(11.3)	118

Income before taxes	275.0	156.0	76	498.7	295.0	69

Income tax	57.8	37.8	53	103.7	67.7	53

Income after tax	$ 217.2	$ 118.2	84	$ 395.0	$ 227.3	74

Equity in losses of affiliate	-	2.0	(100)	-	2.3	(100)

Net income	$ 217.2	$ 116.2	87	$ 395.0	$ 225.0	76

Less: Noncontrolling interests	-	0.4	(100)	-	0.1	(100)

Net income attributable to Fortune Brands	$ 217.2	$ 115.8	88	$ 395.0	$ 224.9	76

Diluted earnings per common share
Net income	$ 1.55	$ 0.83	87	$ 2.81	$ 1.61	75

Diluted average number of shares outstanding	140.4	138.8	1	140.5	139.8	1

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended June 30, 2021, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis, excluding $2.6 million ($1.9 million after tax or $0.01 per diluted share) of restructuring and other charges and a tax expense of $0.2 million.

For the six months ended June 30, 2021, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $16 million ($11.9 million after tax or $0.09 per diluted share) of restructuring and other charges, loss on equity investments of $4.5 million ($3.4 million net of tax or $0.02 per diluted share) and a tax expense of $0.2 million.

For the three months ended June 30, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $10.7 million ($8.0 million after tax or $0.05 per diluted share) of restructuring and other charges, an asset impairment charge of $13.0 million ($10.5 million after tax or $0.08 per diluted share), gain on equity investments of $4.4 million ($2.9 million net of tax, and $0.4 million of basis difference amortization, or $0.01 per diluted share) and a net tax benefit of $1.5 million ($0.01 per diluted share).

For the six months ended June 30, 2020, diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis excluding $16.0 million ($11.7 million after tax or $0.08 per diluted share) of restructuring and other charges, asset impairment charges of $22.5 million ($17.6 million after tax or $0.13 per diluted share), gain on equity investments of $11.0 million ($7.9 million net of tax, and $0.4 million of basis difference amortization, or $0.06 per diluted share) and a tax benefit of $2.1 million ($0.01 per diluted share).

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (b)	$ 1.56	$ 0.94	66	$ 2.92	$ 1.75	67

Restructuring and other charges	(0.01)	(0.05)	80	(0.09)	(0.08)	(13)
Asset impairment charges (d)	-	(0.08)	100	-	(0.13)	100
Gain (loss) on equity investments (e)	-	0.01	(100)	(0.02)	0.06	(133)
Tax items	-	0.01	(100)	-	0.01	(100)

Diluted EPS (GAAP)	$ 1.55	$ 0.83	87	$ 2.81	$ 1.61	75

RECONCILIATION OF FULL YEAR 2021 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains to be in the range of $5.65 to $5.85 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS to be in the range of $5.49 to $5.69 per share and including the full year impact of previously announced restructuring actions. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no gains or losses associated with its defined benefit plans during 2021.

(b) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO NET INCOME

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change

EBITDA BEFORE CHARGES/GAINS (c)	$344.1	$235.4	46	$653.2	$442.5	48

Depreciation*	$(29.3)	$(27.6)	(6)	$(58.8)	$(55.1)	(7)
Amortization of intangible assets	(16.0)	(10.3)	(55)	(32.6)	(20.6)	(58)
Restructuring and other charges	(2.6)	(10.7)	76	(16.0)	(16.0)	0
Interest expense	(21.2)	(22.2)	5	(42.6)	(44.3)	4
Asset impairment charges (d)	-	(13.0)	100	-	(22.5)	100
Equity in losses of affiliate	-	(2.0)	100	-	(2.3)	100
Gain (loss) on equity investments (e)	-	4.4	(100)	(4.5)	11.0	(141)
Income taxes	(57.8)	(37.8)	(53)	(103.7)	(67.7)	(53)

Net Income (GAAP)	$217.2	$116.2	87	$395.0	$225.0	76

* Depreciation excludes accelerated depreciation expense of ($2.2) million and ($3.8) million for the three and six months ended June 30, 2021, respectively. Depreciation excludes accelerated depreciation expense of ($2.2) million and ($1.9) million for the three and six months ended June 30, 2020, respectively. Included in the six months ended June 30, 2020 is a benefit relating to the reversal of previously recorded accelerated depreciation expense of $0.3 million for the three months ended March 31, 2020. Accelerated depreciation is included in restructuring and other charges.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of June 30, 2021
Long-term debt **			2,608.3
Total debt			2,608.3
Less:
Cash and cash equivalents **			460.0
Net debt (1)			2,148.3
For the twelve months ended June 30, 2021
EBITDA before charges/gains (2) (c)			1,228.3

Net debt-to-EBITDA before charges/gains ratio (1/2)			1.7

** Amounts are per the Unaudited Condensed Consolidated Balance Sheet as of June 30, 2021.

	Six Months Ended December 31,	Six Months Ended June 30,	Twelve Months Ended June 30,

	2020	2021	2021

EBITDA BEFORE CHARGES/GAINS (c)	$575.1	$653.2	$1,228.3

Depreciation***	$(57.9)	$(58.8)	$(116.7)
Amortization of intangible assets	(21.4)	(32.6)	(54.0)
Restructuring and other charges	(17.2)	(16.0)	(33.2)
Interest expense	(39.6)	(42.6)	(82.2)
Equity in losses of affiliate	(5.3)	-	(5.3)
Gain (loss) on equity investments (e)	-	(4.5)	(4.5)
Defined benefit plan actuarial losses	(3.2)	-	(3.2)
Income taxes	(101.1)	(103.7)	(204.8)

Net Income (GAAP)	$329.4	$395.0	$724.4

*** Depreciation excludes accelerated depreciation expense of ($6.6) million for the six months ended December 31, 2020. Accelerated depreciation is included in restructuring and other charges.

(c) (d) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Net Sales (GAAP)
Plumbing	$ 694.6	$ 504.8	38	$ 1,316.2	$ 973.8	35
Outdoors & Security	535.5	332.3	61	997.0	646.0	54
Cabinets	706.0	538.7	31	1,393.9	1,158.7	20
Total Net Sales	$ 1,936.1	$ 1,375.8	41	$ 3,707.1	$ 2,778.5	33

Operating Income (loss)
Plumbing	$ 168.9	$ 109.5	54	$ 316.8	$ 214.0	48
Outdoors & Security	78.5	45.2	74	131.3	76.7	71
Cabinets	74.4	37.3	99	147.0	81.0	81
Corporate expenses	(26.9)	(19.0)	(42)	(51.8)	(43.7)	(19)

Total Operating Income (GAAP)	$ 294.9	$ 173.0	70	$ 543.3	$ 328.0	66

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (Loss) Before Charges/Gains (a)
Plumbing	$ 169.0	$ 123.5	37	$ 318.4	$ 227.9	40
Outdoors & Security	78.5	48.0	64	140.8	80.6	75
Cabinets	76.9	44.2	74	151.4	99.9	52
Corporate expenses	(26.9)	(19.0)	(42)	(51.3)	(41.9)	(22)

Total Operating Income Before Charges/Gains (a)	297.5	196.7	51	559.3	366.5	53
Restructuring and other charges (1) (2)	(2.6)	(10.7)	76	(16.0)	(16.0)	0
Asset impairment charges (d)	-	(13.0)	100	-	(22.5)	100
Total Operating Income (GAAP)	$ 294.9	$ 173.0	70	$ 543.3	$ 328.0	66

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities and gains or losses on the sale of previously closed facilities. In total, we recognized charges of $2.3 million and $4.2 million for the three and six months ended June 30, 2021, respectively and $0.3 million and $1.1 million for the three and six months ended June 30, 2020, respectively. In addition, in our Outdoors & Security segment, other charges also includes an acquisition-related inventory step-up expense (LARSON) of $3.4 million classified in cost of products sold for the six months ended June 30, 2021.

At Corporate, other charges also include pre-tax expenditures of $0.3 million for banking, legal, accounting and other similar services directly related to the acquisition of LARSON classified in selling, general and administrative expenses and a pre-tax charge of $0.2 million for a loss on sale of a Corporate asset for the six months ended June 30, 2021.

(a) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Three Months Ended June 30,
(In millions, except per share amounts)
(Unaudited)

		Before Charges/Gains Adjustments

		Restructuring	Asset	Gain (loss) on		Before
	GAAP	and other	impairments	equity	Tax Items (2)	Charges/Gains
	(unaudited)	charges (1)		investments		(Non-GAAP)

2021	SECOND QUARTER

Net Sales	$ 1,936.1	-	-	-	-

Cost of products sold	1,230.3	(2.0)	-	-	-
Selling, general & administrative expenses	394.6	(0.3)	-	-	-
Amortization of intangible assets	16.0	-	-	-	-
Restructuring charges	0.3	(0.3)	-	-	-

Operating Income	294.9	2.6	-	-	-	297.5

Interest expense	21.2	-	-	-	-
Other income, net	(1.3)	-	-	-	-
Income before taxes	275.0	2.6	-	-	-	277.6

Income tax	57.8	0.7	-	-	(0.2)

Income after tax	$ 217.2	1.9	-	-	0.2	$ 219.3

Equity in losses of affiliate	-	-	-	-	-

Net Income	217.2	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-

Net income attributable to Fortune Brands	$ 217.2	1.9	-	-	0.2	$ 219.3

Diluted average number of shares outstanding	140.4					140.4

Diluted EPS	1.55					1.56

2020

Net Sales	$ 1,375.8	-	-	-	-

Cost of products sold	892.9	(2.1)	-	-	-
Selling, general & administrative expenses	276.2	1.8	-	-	-
Amortization of intangible assets	10.3	-	-	-	-
Asset impairment charge	13.0	-	(13.0)	-	-
Restructuring charges	10.4	(10.4)	-	-	-

Operating Income	173.0	10.7	13.0	-	-	196.7

Interest expense	22.2	-	-	-	-
Other income, net	(5.2)	-	-	4.4	-
Income before taxes	156.0	10.7	13.0	(4.4)	-	175.3

Income tax	37.8	3.1	2.5	(1.1)	1.5

Income after tax	$ 118.2	7.6	10.5	(3.3)	(1.5)	$ 131.5

Equity in losses of affiliate	2.0	-	-	(0.4)	-

Net Income	116.2	-	-	-	-

Less: Noncontrolling interests (1)	0.4	(0.4)	-	-	-

Net income attributable to Fortune Brands	$ 115.8	8.0	10.5	(2.9)	(1.5)	$ 129.9

Diluted average number of shares outstanding	138.8					138.8

Diluted EPS	0.83					0.94

(1) Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations during the three months ended June 30, 2020.

(2) Tax items for the three months ended June 30, 2021, represent foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods. Tax items for the three months ended June 30, 2020, represents activity related to the Tax Act recorded in earlier periods, including foreign exchange movement.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statements - GAAP to Before Charges/Gains Information
Six Months Ended June 30,
(In millions, except per share amounts)
(Unaudited)

		Before Charges/Gains Adjustments

		Restructuring	Asset	Gain (loss) on		Before
	GAAP	and other	impairments	equity	Tax Items (2)	Charges/Gains
	(unaudited)	charges (1)		investments		(Non-GAAP)

2021	YEAR TO DATE

Net Sales	$ 3,707.1	-	-	-	-

Cost of products sold	2,357.2	(7.3)	-	-	-
Selling, general & administrative expenses	766.1	(0.8)	-	-	-
Amortization of intangible assets	32.6	-	-	-	-
Restructuring charges	7.9	(7.9)	-	-	-

Operating Income	543.3	16.0	-	-	-	559.3

Interest expense	42.6	-	-	-	-
Other expense, net	2.0	-	-	(4.5)	-
Income before taxes	498.7	16.0	-	4.5	-	519.2

Income taxes	103.7	4.1	-	1.1	(0.2)

Income after tax	$ 395.0	11.9	-	3.4	0.2	$ 410.5

Equity in losses of affiliate	-	-	-	-	-

Net Income	395.0	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-

Net income attributable to Fortune Brands	$ 395.0	11.9	-	3.4	0.2	$ 410.5

Diluted average number of shares outstanding	140.5					140.5

Diluted EPS	2.81					2.92

2020

Net Sales	$ 2,778.5	-	-	-	-

Cost of products sold	1,802.4	(2.3)	-	-	-
Selling, general & administrative expenses	590.1	1.2	-	-	-
Amortization of intangible assets	20.6	-	-	-	-
Asset impairment charges	22.5	-	(22.5)	-	-
Restructuring charges	14.9	(14.9)	-	-	-

Operating Income	328.0	16.0	22.5	-	-	366.5

Interest expense	44.3	-	-	-	-
Other income, net	(11.3)	-	-	11.0	-
Income before taxes	295.0	16.0	22.5	(11.0)	-	322.5

Income taxes	67.7	4.4	4.9	(2.7)	2.1

Income after tax	$ 227.3	11.6	17.6	(8.3)	(2.1)	$ 246.1

Equity in losses of affiliate	2.3	-	-	(0.4)	-

Net Income	225.0	-	-	-	-

Less: Noncontrolling interests (1)	0.1	(0.1)	-	-	-

Net income attributable to Fortune Brands	$ 224.9	11.7	17.6	(7.9)	(2.1)	$ 244.2

Diluted average number of shares outstanding	139.8					139.8

Diluted EPS	1.61					1.75

(1) Includes noncontrolling interests share of restructuring and other charges in our China plumbing operations during the six months ended June 30, 2020.

(2) Tax items for the six months ended June 30, 2021, represent foreign exchange movement related to the impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) recorded in earlier periods. Tax items for the six months ended June 30, 2020, represents activity related to the Tax Act recorded in earlier periods, including foreign exchange movement.

FORTUNE BRANDS HOME & SECURITY, INC.
BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended June 30,
	2021	2020	Change

PLUMBING
Before charges/gains operating margin	24.3%	24.5%	(20) bps
Restructuring & other charges	-	(0.2%)
Asset impairment charges	-	(2.6%)
Operating margin	24.3%	21.7%	260 bps

OUTDOORS & SECURITY
Before charges/gains operating margin	14.7%	14.4%	30 bps
Restructuring & other charges	-	(0.8%)
Operating margin	14.7%	13.6%	110 bps

CABINETS
Before charges/gains operating margin	10.9%	8.2%	270 bps
Restructuring & other charges	(0.4%)	(1.3%)
Operating margin	10.5%	6.9%	360 bps

TOTAL COMPANY
Before charges/gains operating margin	15.4%	14.3%	110 bps
Restructuring & other charges	(0.2%)	(0.8%)
Asset impairment charges	-	(0.9%)
Operating margin	15.2%	12.6%	260 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP net sales. Before charges/gains operating margin is operating income derived in accordance with GAAP, excluding restructuring and other charges and asset impairment charges, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN OUTDOORS & SECURITY NET SALES EXCLUDING LARSON NET SALES TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended June 30, 2021
% Change
OUTDOORS & SECURITY
Percentage change in Outdoors & Security Net Sales excluding LARSON Net Sales	26%
LARSON Net Sales	35%
Percentage change in Outdoors & Security Net Sales (GAAP)	61%

Outdoors & Security net sales excluding LARSON net sales is Outdoors & Security net sales derived in accordance with GAAP excluding LARSON net sales. Management uses this measure to evaluate the overall performance of the Outdoors & Security segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN PLUMBING NET SALES EXCLUDING FX IMPACT TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended June 30, 2021
% Change
PLUMBING

Percentage change in Plumbing Net Sales excluding FX Impact	33%
FX Impact	5%
Percentage change in Plumbing Net Sales (GAAP)	38%

Plumbing net sales excluding FX impact is consolidated Plumbing net sales derived in accordance with GAAP excluding the FX impact on net sales. Management uses this measure to evaluate the overall performance of the Plumbing segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN TOTAL COMPANY NET SALES EXCLUDING LARSON NET SALES TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Twelve Months Ended December 31, 2021
% Change

TOTAL COMPANY

Percentage change in Total Company Net Sales excluding LARSON Net Sales	16% - 18%
LARSON Net Sales	7%
Percentage change in Total Company Net Sales (GAAP)	23% - 25%

Total Company net sales excluding LARSON net sales is consolidated total Company net sales derived in accordance with GAAP excluding LARSON net sales. Management uses this measure to evaluate the overall performance of the total Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income (loss) before charges/gains is operating income derived in accordance with GAAP, excluding restructuring and other charges and asset impairment charges. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by the Company and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is net income less noncontrolling interests calculated on a diluted per-share basis, excluding restructuring and other charges, asset impairment charges, gain (loss) on equity investments, and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP, excluding depreciation, amortization of intangible assets, restructuring and other charges, interest expense, asset impairment charges, equity in losses of affiliate, gain (loss) on equity investments, defined benefit plan actuarial losses and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by the Company. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Asset impairment charges for the three months ended June 30, 2020, represent a pre-tax impairment charge of $13.0 million related to an indefinite-lived tradename in our Plumbing segment and for the six months ended June 30, 2020, represent pre-tax impairment charges of $22.5 million related to indefinite-lived tradenames within our Plumbing and Cabinets segments.

(e) Gain (loss) on equity investments is related to our investment in Flo Technologies.

Definitions of Terms: GAAP Measures

In December 2020, the Company acquired LARSON Manufacturing ("LARSON"), the North American market leading brand of storm, screen and security doors. LARSON also sells related outdoor living products including retractable screens and porch windows. The Company completed the acquisition for a total purchase price of approximately $717.5 million, net of cash acquired. The Company financed the transaction with cash on hand and borrowings under its revolving credit facility. The financial results of LARSON were included in the Company’s consolidated balance sheets as of December 31, 2020. LARSON's net sales, operating income and cash flows from the date of acquisition to December 31, 2020 were not material to the Company. The results of operations are included in the Outdoors & Security segment.

Contacts

INVESTOR CONTACT:
Matthew Skelly
847-484-4573
Investor.Questions@FBHS.com

MEDIA CONTACT:
Darwin Minnis
847-484-4204
Media.Relations@FBHS.com